ARTICLES OF CORRECTION OF
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                             FIRST TEAM SPORTS, INC.




         Pursuant to the provisions of Minnesota Statutes, Section 5.16, the Restated Articles of Incorporation filed by First Team Sports, Inc. on May 22, 1996 incorrectly restated the corporation's existing Articles and all amendments thereto, which Restated Articles are hereby set forth correctly in their entirety on Exhibit A hereto.

         I swear that the foregoing is true and accurate and that I have the authority to sign this document on behalf of the corporation.




Dated:  July 8, 1996                                 /s/ John J. Egart
                                                     John J. Egart, President





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                                                                     EXHIBIT A


                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                             FIRST TEAM SPORTS, INC.



                                ARTICLE 1 - NAME

         1.1) The name of the corporation shall be First Team Sports, Inc.


                          ARTICLE 2 - REGISTERED OFFICE

         2.1) The registered office of the corporation is located at 1201 Lund Boulevard, Anoka, Minnesota 55303.


                            ARTICLE 3 - CAPITAL STOCK

         3.1) Authorized Shares. The aggregate number of shares the corporation has authority to issue shall be 12,500,000 shares, which shall have a par value of $.01 per share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of the corporation, and which shall consist of 10,000,000 common shares, 680,000 shares of Series A Preferred Stock, having the rights and preferences set forth on the Certificate of Designations attached hereto as Attachment A, and 1,820,000 undesignated shares. The Board of Directors of the corporation is authorized to establish from the undesignated shares, by resolution adopted and filed in the manner provided by law, one or more classes or series of shares, to designate each such class or series (which may include but is not limited to designation as additional common shares), and to fix the relative rights and preferences of each such class or series.

         3.2) Issuance of Shares. The Board of Directors of the corporation is authorized from time to time to accept subscriptions for, issue, sell and deliver shares of any class or series of the corporation to such persons, at such times and upon such terms and conditions as the Board shall determine, valuing all nonmonetary consideration and establishing a price in money or other consideration, or a minimum price, or a general formula or method by which the price will be determined.

         3.3) Issuance of Rights to Purchase Shares. The Board of Directors is further authorized from time to time to grant and issue rights to subscribe for, purchase, exchange securities for, or convert securities into, shares of the corporation of any class or series, and to fix the terms, provisions and conditions of such rights, including the exchange or conversion basis or the price at which such shares may be purchased or subscribed for.

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         3.4)  Issuance  of Shares to Holders of  Another  Class or Series.  The
Board is further authorized to issue shares of one class or series to holders of that class or series or to holders of another class or series to effectuate share dividends or splits.


                       ARTICLE 4 - RIGHTS OF SHAREHOLDERS

         4.1) No Preemptive Rights. No shares of any class or series of the corporation shall entitle the holders to any preemptive rights to subscribe for or purchase additional shares of that class or series of any other class or series of the corporation now or hereafter authorized or issued.

         4.2) No Cumulative Voting Rights. There shall be no cumulative voting by the shareholders of the corporation.


                  ARTICLE 5 - LIMITATION OF DIRECTOR LIABILITY

         5.1) To the fullest extent permitted by the Minnesota Business Corporation Act, as the same exists or may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.


          ARTICLE 6 - MERGER, EXCHANGE, SALE OF ASSETS AND DISSOLUTION

         6.1) Where approval of shareholders is required by law, the affirmative vote of the holders of at least a majority of the voting power of all shares entitled to vote shall be required to authorize the corporation (i) to merge into or with one or more other corporations, (ii) to exchange its shares for shares of one or more other corporations, (iii) to sell, lease, transfer or otherwise dispose of all or substantially all of its property and assets, including its good will, or (iv) to commence voluntary dissolution.


               ARTICLE 7 - AMENDMENT OF ARTICLES OF INCORPORATION

         7.1) Any provision contained in these Articles of Incorporation may be amended, altered, changed or repealed by the affirmative vote of the holders of at least a majority of the voting power of all shares entitled to vote or such greater percentage as may be otherwise prescribed by the laws of the State of Minnesota.







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                                                                  ATTACHMENT A

                           CERTIFICATE OF DESIGNATIONS

                                       OF

                            SERIES A PREFERRED STOCK

                                       OF

                             FIRST TEAM SPORTS, INC.

                        (Pursuant to Chapter 302A of the
                       Minnesota Business Corporation Act)




         First Team Sports, Inc., a corporation organized and existing under the Minnesota Business Corporation Act (hereinafter called the "Company"), hereby certifies that the following resolution was adopted by the Board of Directors of the Company as required by Section 302A.239 of the Minnesota Business
Corporation Act (the "MBCA") by unanimous written action of the Board of Directors dated February 28, 1996:

         RESOLVED, that, pursuant to the authority granted to and vested in the Board of Directors of the Company (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Restated Articles of Incorporation, as amended to date (hereinafter called the "Articles of Incorporation"), the Board of Directors hereby creates a series of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Company and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

         Series A Preferred Stock:

         Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Preferred Stock" (the "Series A Preferred Stock"), and the number of shares constituting the Series A Preferred Stock shall be Six Hundred Eighty Thousand (680,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that, no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series A Preferred Stock.

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
                  Section 2.  Dividends and Distributions.

          (A) Subject to the rights of the holders of any shares of any series of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Company or Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.01 per share (the "Common Stock"), of the Company, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times (as adjusted, the "Dividend Multiple") the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Dividend Multiple shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Company shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than sixty (60) days prior to the date fixed for the payment thereof.

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         Section 3. Voting  Rights.  The holders of shares of Series A Preferred
Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes (as adjusted, the "Vote Multiple") on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Vote Multiple shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as  otherwise  provided in Section 10 hereof,  in any other
     Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

          (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4. Certain Restrictions.

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Company shall not:

                  (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;


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                  (ii)   declare   or  pay   dividends,   or  make   any   other
         distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (as to dividends and upon dissolution, liquidation and winding up) to the Series A Preferred Stock; or

                  (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

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         Section  6.   Liquidation,   Dissolution   or  Winding   Up.  Upon  any
liquidation, dissolution or winding up of the Company, no distribution shall be made (A) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A
Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the greater of (i) $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; or (ii) subject to the provision for adjustment hereinafter set forth, 100 times (as adjusted, the "Liquidation Preference Multiple") the aggregate amount to be distributed per share to holders of shares of Common Stock, or (B) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common
Stock,  or  effect  a  subdivision  or  combination  or   consolidation  of  the
outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Liquidation Preference Multiple shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. Consolidation, Merger, Etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times (as adjusted, the "Exchange Multiple") the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Exchange Multiple shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

         Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of Preferred Stock.

         Section 10. Amendment. If any proposed amendment to the Articles of Incorporation or this Certificate of Designation would alter or change the preferences, special rights or powers given to the Series A Preferred Stock so as to affect the Series A Preferred Stock adversely, or would authorize the issuance of a class or classes of stock having preferences or rights with respect to dividends or dissolutions or the distribution of assets that would be superior to the preferences or rights of the Series A Preferred Stock, then the holders of the Series A Preferred Stock shall be entitled to vote as a series upon such amendment, and the affirmative vote of two-thirds of the outstanding shares of Series A Preferred Stock shall be necessary to the adoption thereof, in addition to such other vote as may be required by the MBCA.






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